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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549




                                  FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                   OF THE SECURITIES EXCHANGE ACT OF 1934

                                 __________


       Date of Report (Date of earliest event reported) April 26, 1994
                       Commission File Number 1-6537-3


                      EMPIRE GAS OPERATING CORPORATION
                      (Formerly Empire Gas Corporation)
                         (Exact name of registrant)


                Missouri                        43-1501508
       (State of organization)    (I.R.S. Employer Identification Number)


    P.O. Box 303 (1700 South Jefferson Street), Lebanon, Missouri  65536
            (Address of principal executive offices and zip code)

                               (417) 532-3101
                       (Registrant's telephone Number)








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
ITEM 5.  OTHER EVENTS

                On April 28, 1994, the parent of the registrant (which owns 100% of the capital stock of the registrant) (the "Parent") filed a registration statement on Form S-1 (the "Registration Statement") relating to the registration of Senior Secured Notes due 2004 in an aggregate principal amount expected to result in gross proceeds of $100,000,000. The Registration Statement describes a transaction (the "Transaction") expected to occur simultaneously with the closing of the offering of the Senior Secured Notes in which the registrant will merge with and into the Parent and the Parent will implement a change in ownership and management by repurchasing shares of its common stock from its controlling shareholder, Mr. Robert W. Plaster, and certain other departing officers in exchange for all of the shares of a subsidiary of the Parent and the registrant that owns 133 retail service centers located primarily in the Southeast. The Parent will retain ownership of 151 retail service centers located in 20 states and 8 nonretail subsidiaries that provide services related to the Parent's retail propane business. Mr. Plaster will terminate his positions with the Parent and the registrant as Chief Executive Officer and Chairman of the Board of Directors. Mr. Paul S. Lindsey, Jr., who currently serves as the registrant's Chief Operating Officer and Vice Chairman of the Board, will become the Parent's controlling shareholder, Chief Executive Officer, and President. Contemporaneously with the Transaction, the Parent will acquire the assets of PSNC Propane Corporation, a company located in North Carolina that has six retail service centers and five additional bulk storage facilities.

                In connection with the Transaction, the Parent will use a portion of the proceeds of the offering of the Senior Secured Notes to (a) redeem at par the 12% Senior Subordinated Debentures due 2002 of the registrant, (b) redeem at par the 9% Convertible Subordinated Debentures due 1998 of the registrant, and (c) repurchase at par $13.7 million principal amount of the 9% Subordinated Debentures due 2007 of the registrant. Of the $13.7 million principal amount of the 9% Subordinated Debentures to be repurchased, approximately $4.7 million principle amount will be repurchased from Mr. Plaster and approximately $300,000 principle amount will be repurchased from certain departing officers and employees of the registrant; the remaining amount will be repurchased from all other holders as selected by the trustee pursuant to the terms of the indenture.

                Additional information regarding the offering of the Senior Secured Notes and the related transactions is set forth in the Registration Statement.

                The offering of the Senior Secured Notes, the Transaction and the redemption and repurchase of outstanding indebtedness are subject to a variety of conditions, and there is no assurance that the transactions will be completed.

                On April 26, 1994, the registrant filed an amendment to its articles of incorporation changing its name from Empire Gas Corporation to Empire Gas Operating Corporation. Simultaneously, the Parent changed its name from Empire Gas Acquisition Corporation to Empire Gas Corporation.

                                 SIGNATURES


                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 EMPIRE GAS OPERATING CORPORATION



                                 BY: /s/ Robert W. Plaster
                                     _____________________
                                     Robert W. Plaster
                                     Chief Executive Officer
                                     and Chairman of the Board


Dated:  April 29, 1994